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                                                                 Exhibit 8



                                                                 August 11, 2000



Universal Corporation,
      1501 N. Hamilton Street,
           Richmond, Virginia 23230.



Dear Sirs:

                  We have acted as your special counsel in connection with the registration under the Securities Act of 1933 (the "Act") of $400,000,000 (or the equivalent thereof in another currency or composite currency) aggregate amount of debt securities of Universal Corporation (the "Company"). We hereby confirm to you that our opinion is as set forth under the caption "United States Taxation" in the prospectus (the "Prospectus") included in the related Registration Statement on Form S-3 dated August 11, 2000 filed by the
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Universal Corporation                                                       -2-


Company with the Securities and Exchange Commission (the "Registration Statement").

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Taxation" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                                Very truly yours,

                                                /s/ Sullivan & Cromwell